Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-166775) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

•	Registration Statement (Form S-3 No. 333-162856) filed on November 4, 2009;

•	Registration Statement (Form S-8 No. 333-157486) pertaining to the PolyOne Retirement Savings Plan;

•	Registration Statement (Form S-8 No. 333-151057) pertaining to the PolyOne Corporation 2008 Equity and Performance Incentive Plan,

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Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 3 on Form S-8 to Form S-4 pertaining to the Geon Company 1993 Incentive Stock Plan, the Geon Company 1995 Incentive Stock Plan, the Geon Company 1998 Interim Stock Award Plan, the Geon Company 1999 Incentive Stock Plan, the PolyOne Corporation Deferred Compensation Plan for Non-Employee Directors and the M.A. Hanna Company Long-Term Incentive Plan,

•	Registration Statement (Form S-8 No. 333-141029) pertaining to the PolyOne Retirement Savings Plan and the DH Compounding Company Savings and Retirement Plan and Trust,

•	Registration Statement (Form S-8 No. 333-141028) pertaining to the M.A. Hanna Company Long-Term Incentive Plan,

•	Registration Statement (Form S-8 No. 333-128283) pertaining to the 2005 Equity and Performance Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-48002) pertaining to the PolyOne Corporation 2000 Stock Incentive Plan

of our report dated April 28, 2011, relating to our audit of the consolidated financial statements of ColorMatrix Group, Inc. and Subsidiaries as of and for the year ended December 31, 2010, included in this Current Report on Form 8-K/A.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa
March 2, 2012